UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 1, 2011

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 1, 2011, Corning Natural Gas Corporation ("Corning") entered into a Line of Credit Agreement with Five Star Bank (the "Bank") to document a loan in the principal amount of $750,000 by the Bank to Corning (the "Loan"). Interest on the Loan is payable monthly at a fixed interest rate of 4.25% per annum. The Loan will mature on August 31, 2012, unless sooner accelerated or demanded under the terms of the agreement at which time all principal and any unpaid interest under the Loan will become due. Any amounts due under the Loan will become immediately due and payable in the event of a default as defined in the Loan and may be prepaid at any time without penalty. The obligations under the Loan are secured by the other Loan Documents from the Term Loan entered into on September 27, 2010. The Loan Documents contain customary representations, warranties and covenants made by the parties.

The purpose of this Note is to refinance the Five Star Bank Term Loan which was to mature on September 25, 2011.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain statements that are forward-looking, such as statements relating to future capital expenditures, financing sources and availability, business development and acquisitions, dispositions, and the effects of regulation and competition. The words "believe," "expect," "anticipate," "intend," "may," "plan," and similar expressions are intended to identify these statements. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. Accordingly, actual results may differ materially from those expressed in any forward-looking statements. Please see the Registration Statement noted above and the reports incorporated by reference therein for certain factors which may cause our results to vary from those expected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: September 6, 2011